                                                                    EXHIBIT 10.5


                      [LETTERHEAD OF BTI BUS TECH, INC.]


                           OEM/REMARKETING AGREEMENT
                           -------------------------

ARTICLE I - RECITAL
            -------

          This agreement is made as of February 13 1989, by and between Bus-Tech, Inc., a Massachusetts corporation, having its place of business at 131 Middlesex Turnpike, Burlington, Massachusetts 01803 (hereinafter BTI), and ICS Technology, Inc. (hereinafter Interlink), a California corporation, having its principal place of business at 47370 Fremont Blvd., Fremont, California 94538.

          Whereas, Interlink intends to purchase from BTI Product described in Attachment A and BTI desires to manufacture and sell such Product to Interlink;

          Now, therefore, in consideration of the premises and the covenants of the parties set forth herein, it is agreed as follows:


ARTICLE II - DEFINITIONS
             -----------

          "Product" as used herein shall be as described in the specifications, Attachment A.


ARTICLE III - PURCHASE AND SALE
              -----------------

          BTI agrees to sell and deliver Product in accordance with the terms and conditions of this Agreement.

          Interlink certifies that the Product purchased under this Agreement is for the purpose of resale or lease to customer's in the regular course of Interlink's business. Interlink warrants that it holds a valid Tax Exemption certificate for such resale from the appropriate government authority, and its assigned Tax Exemption number is SR-CHA-21-765733.


ARTICLE IV - PURCHASE ORDERS (P.O.)
             ----------------------

          Purchase orders issued to BTI by Interlink for Product shall serve to identify quantities to be delivered, the time(s) of delivery, and shipping instructions. The terms and conditions of such Purchase Orders do not form a part of this Agreement and are not proposals for additions to or amendment of this contract.

                      [CONFIDENTIAL TREATMENT REQUESTED]

ARTICLE V - TERM
            ----

          The Term of the Agreement shall commence on the date first set forth on the face of this Agreement and continue for an initial term of five (5) years. Thereafter, unless sooner terminated in accordance with Article VI, or unless terminated by either party by providing the other with one-hundred (100) days prior written notice, this Agreement will be renewed automatically for successive one (1) year terms commencing on the expiration of the original or an extended term.


ARTICLE VI - CANCELLATION
             ------------

          This Agreement and any Purchase Order placed pursuant to this Agreement, may be cancelled in whole or in part at the option of the party having such right by providing written notice to the other upon the happening of any one of the following events:

          1. In the event that either party is adjudicated bankrupt, or if a receiver or trustee is appointed for such party or for a substantial portion of its assets, or if any assignment for the benefit of its creditors is made.

          2. In the event that either party shall have failed substantially to perform any material covenant, obligation, representation or warranty by it made or to be performed hereunder, or shall have violated any material covenant, obligation, agreement, or representation or warranty herein contained, provided, however, that no cancellation may be effected hereunder unless and until the injured party shall have delivered to the other party written notice informing the other party of the alleged default, and such default is not cured within sixty (60) days after receipt of such notice.


ARTICLE VII - PRICING AND PAYMENT
              -------------------

          Prices for Product shall be as provided in Attachment B. Shipment of Product(s) purchased under this Agreement shall be F.O.B. Burlington, Massachusetts.

          Payments from Interlink to BTI under this Agreement shall be due and payable within [*] days from the date of invoice.

                      [*Confidential Treatment Requested]

ARTICLE VIII - LIMITATIONS OF LIABILITY
               ------------------------

          Neither party shall be liable for incidental, indirect, special, or consequential damages of any kind as a result of a breach of this Agreement.

          BTI's entire liability to Interlink for damages concerning performance or nonperformance by BTI or in any way related to the subject matter of this Agreement, regardless of whether the claim for such damages is based in contract or in tort, shall not exceed the amount of the purchase price for the Product(s) that caused the damage or is the subject matter of or is directly related to the cause of the action.


ARTICLE IX - WARRANTY
             --------

          BTI warrants, that for a period of [*] days from the date of delivery of each Product, that Product shall be free of defects in material and workmanship. BTI's obligation under this warranty shall be limited to repair or replacement, at BTI's option, of any Product which has been returned by purchaser within [*] days of receipt of the Product by purchaser and upon which examination by BTI verifies a defect.

          BTI MAKES NO WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OTHER THAN THE EXPRESS WARRANTIES CONTAINED IN THIS AGREEMENT.


ARTICLE X - INDEMNIFICATION
            ---------------

          BTI warrants that the use of the Product by Interlink or Interlink's customers will not infringe upon any United States patent, copyright, trade secret or other proprietary right held by any third party. BTI shall indemnify Interlink against any claim, suit or proceeding brought by a third party against Interlink or Interlink's customers relating to the infringement of any such proprietary right.

          BTI, upon prompt notice from Interlink, shall have sole control of any such action. BTI agrees, at its own expense, to defend or at its option to settle, any claim, suit or proceeding brought against Interlink or Interlink's customers for such infringement.

          In the event that the Product is determined to be subject to the proprietary rights of a third party, BTI agrees, at its option to 1) procure for Interlink or Interlink's customers the right to continue using the Product; or
2) replace or modify the Product to make it non-infringing.

                      [*Confidential Treatment Requested]

ARTICLE XI - ARBITRATION
             -----------

          Any dispute which may arise in connection with the subject matter or terms of this Agreement, of which the parties hereto are unable to resolve in good faith, shall be settled finally by binding arbitration. Such arbitration shall be held in accordance with the rules of the American Arbitration Association. If arbitration is requested by BTI the place of arbitration shall be in San Francisco County, California. If requested by Interlink, the place of arbitration shall be in Middlesex County, Massachusetts. The parties hereto agree that a judgment on the award rendered may be entered in any court having jurisdiction. In the event a dispute is submitted to arbitration, the arbitrator shall award costs and a reasonable attorney's fee to the prevailing party.


ARTICLE XII - DOCUMENTATION
              -------------

          Interlink shall be entitled to reproduce, change and translate such literature as is normally provided by BTI with delivery of Product.


ARTICLE XIII - GRANT OF RIGHTS
               ---------------

          Subject to the terms and conditions of this Agreement, BTI acknowledges and agrees that Interlink shall have, subject to the export regulations of the U.S. Department of Commerce, a nonexclusive, worldwide right to sell, lease, loan and maintain any Product it purchases under this Agreement, under the Interlink trade name, logo and colors without further consent from BTI.


ARTICLE XIV - GENERAL PROVISIONS
              ------------------

          A. Waiver - the waiver of any default under this Agreement shall not constitute a waiver of any subsequent or like default.

          B. Non-enforceable Provisions and Survival - if any provision of this Agreement is held to be ineffective, unenforceable, or illegal for any reason, such decision shall not affect the validity or enforceability of any or all of the remaining portions hereof.

          C. Notices by a party under this Agreement shall be deemed given when deposited in the United States mail by certified mail, return receipt requested, postage prepaid, addressed to the other party at its address:

          For BTI:                                 For Interlink:
          President                                President
          Bus-Tech, Inc.                           Interlink Computer Sciences
          131 Middlesex Turnpike                   47370 Fremont Blvd.
          Burlington, Ma. 01803                    Fremont, Ca.94538

          D. Force Majeure - neither party shall be deemed to be in default for any failure or delay to furnish or accept items or services hereunder if such delay or failure on the part of such party is due to (1) acts of God or of a public enemy, (2) acts of the United States or any state or political subdivision thereof, (3) fires, floods, explosions, or other catastrophes, (4) epidemics and quarantine restrictions, (5) strikes, slowdowns, or labor stoppages of any kind, (6) freight embargoes, (7) unusually severe weather, or (8) any other similar cause beyond the control and without the fault or negligence of such party.

          E. Governing Law - this Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

          F. Titles and Subtitles - the titles and subtitles used in this Agreement are for convenience only, are not a part of this Agreement, and do not in any way limit or simplify the provisions of this Agreement.

          G. Assignment - Neither party shall assign this Agreement or any rights hereunder; provided, however, that such party may assign its rights hereunder to a wholly-owned subsidiary or to any company with which it may merge or consolidate or to which it may sell all or substantially all of its assets, with notice to the other party.

          H. Integration - This Agreement constitutes the entire understanding reached between the parties with reference to the subject matter herein and supersedes all prior arrangements, whether oral or written. The terms and conditions set forth herein shall be modified, amended or rescinded only in writing, signed by a duly authorized representative of both parties.

          I.  Attachments -    A.  Product Specifications
                               B.  Price Schedule
                               C.  ELC Pricing

ICS TECHNOLOGY, INC.                   BUS-TECH, INC.

Signature: /s/ Lambert P. Onuma        Signature: /s/ R. J. Nicewicz
           --------------------                   --------------------

Name:  Lambert P. Onuma                Name:  R. J. Nicewicz
       ------------------------               ------------------------

Title: President                       Title: President
       ------------------------               ------------------------

Date:  April 11, 1989                  Date:  February 13, 1989
       ------------------------               ------------------------

                                  ATTACHMENT B
                                  ------------

                                 Price Schedule

          The price established for Interlink for the purchase of the Product described in Attachment A is as follows:

                          A.  Hardware  -  $[*]
                          B.  Software  -  $[*]

          Interlink agrees that Product is comprised of both hardware and software and neither can be purchased individually from BTI.

          To obtain this pricing level, Interlink hereby guarantees the purchase of fifty (50) Products from BTI over an twelve (12) month period, that period to commence upon the signing of this Agreement. If the guaranteed quantity of fifty (50) Products in the twelve month period is not met then pricing to Interlink for all future Product shall be at the prices as shown in Attachment C, or BTI's then current price list, whichever is greater.

          BTI also reserves the right to adjust the purchase price upward each year following the first anniversary of the signing of the Agreement, said yearly adjustment not to exceed [*] percent of the previous year's purchase price.

          BTI also offers a maintenance plan that provides for next-day-air shipment of a replacement Product for a price of $600 per year.

          Replacement controller boards for sparing/maintenance purposes may be purchased for $[*] each.

          BTI will repair returned defective Product(s) that are not within the warranty period or otherwise covered by a maintenance plan for a fixed rate of [*] percent of the then current purchase price.

                      [*Confidential Treatment Requested]

                                 ATTACHMENT C
                                 ------------


                                ELC PRICE LIST
                                --------------


   QUANTITY                                       PRICE
   --------                                       -----

                                       HARDWARE          SOFTWARE
                                       --------          --------
     1 - 5                              $[*]             $[*]

     6 - 20                              [*]              [*]

    21 - 50                              [*]              [*]

    51 +                                 [*]              [*]

    CETI Option                                           [*]


OEM'S THAT CHOOSE NOT TO HAVE A GUARANTEE IN THE OEM AGREEMENT WILL BE CHARGED
                  ---
ON A CUMULATIVE STEP PRICING BASIS PER THE ABOVE SCHEDULE.

                      [*Confidential Treatment Requested]

                                 ATTACHMENT D
                                 ------------



In the event that during the term of this Agreement BTI fails to ship product in a timely manner, for reason other than a pricing or payment dispute, or termination of the Agreement due to default by Interlink, BTI will provide to Interlink promptly upon written notice all manufacturing documentation (schematics, assembly drawings, film, test procedures) related to the production of the Units. Interlink shall then be permitted to have the Units produced by a third party from such materials until such time as production by BTI resumes. Any such third party shall enter into a contract with BTI establishing the confidentiality of such materials prior to being provided access to said materials.

[LETTERHEAD OF INTERLINK CORPORATION]

July 1, 1993

Mr. Bob Nicewicz
Bus-Tech, Inc.
129 Middlesex Turnpike
Burlington, MA 01803

SUBJ:  Revisions to OEM/Remarketing Agreement

The purpose of this letter is to amend the existing OEM/Remarketing Agreement between our two companies dated February 13, 1989 with the following changes.

 .  Article 1 - change our name to Interlink Computer Sciences, Inc.

 .  Article V - at this time Interlink wants to extend the term to 5/31/96.

 .  Article VII - change payment terms to [*] days.

 .  Article IX - change warranty term to [*] (lines 1 and 6).

 . Article X - third paragraph, Item 2, add the words "provided that such modified or replacement product continues to meet the specifications in Attachment A" after the words to make it non-infringing.

 . Attachment A - Revise attachment to include product specifications for the ELC1, ELC2, and ELC3 units and boards. Current attachment only covers ELC1 and ELC2.

 .  Attachment B - see following changes:

   Revise hardware and software pricing to include ELC1, ELC2, and ELC3 full unit pricing and individual board pricing per the following schedule:

                                  UNIT PRICING

   .  ELC1 unit $[*] total hardware and software.
   .  ELC2 unit $[*] total hardware and software
   .  ELC2TR (token ring) unit $[*] total hardware and software
   .  ELC3, ECA unit $[*] total hardware and software
   .  ELC3, 2ECA $[*] total hardware and software
   .  ELC3, TCA unit $[*] total hardware and software
   .  ELC3, 2TCA unit $[*] total hardware and software
   .  ELC3, FCA unit $[*] total hardware and software
   .  ELC3, 2FCA unit $[*] total hardware and software
   .  ELC3 ECA/TCA unit $[*] total hardware and software
   .  ELC3 ECA/FCA unit $[*] total hardware and software.
   .  ELC3 FCA/TCA unit $[*] total hardware and software.

                      [*Confidential Treatment Requested]

[LETTERHEAD OF INTERLINK CORPORATION]

                                 BOARD PRICING


   .  ECA board $[*]
   .  TCA board $[*]
   .  FCA board $[*]

 . paragraph 3, line 2 - add words "in any combination of products" between the words "Products" and "from BTI"

 . paragraph 3 - change last sentence to read "If the guaranteed quantity of fifty (50) Products in the twelve month period is not met then pricing to Interlink for all future Product shall be at BTI's then current price list.

 .  paragraph 5 - add "to customer site" between the words "shipment" and "of".

 .  Delete paragraph 6.

 .  paragraph 7 - change line 3 to "[*]".

 . Add new paragraph 8 - "BTI will continue to make spare parts available to Interlink, at BTI's then current price list, for a period of three (3) years after contract termination."

 . Attachment C - Delete attachment. This no longer applies with proposed verbage changes for paragraph 3 of Attachment B above.

If you are in agreement with the changes, please have this Amendment signed by an authorized person and return one copy within ten days to Interlink Computer Sciences, Inc., 47370 Fremont Blvd., Fremont, CA 94538, attn:
Jeannie Minter, Corporate Contracts Mgr. Please retain one copy for your files.

Accepted and Agreed to:

Bus-Tech, Inc.                          Interlink Computer Sciences, Inc.
Inc.
By: /s/ R. J. Nicewicz                  By: /s/ William C. Jones
    ---------------------------             -----------------------------

Name:  R. J. Nicewicz                   Name:  William C. Jones
       ------------------------                --------------------------

Title: President                        Title: Director, Customer Service
       ------------------------                --------------------------

Date:  7-14-93                          Date:  July 1, 1993
       ------------------------                --------------------------

                      [*Confidential Treatment Requested]